BELL, BOYD & LLOYD LLC                      THREE FIRST NATIONAL PLAZA
                                            70 WEST MADISON STREET, SUITE 3300
                                            CHICAGO, ILLINOIS 60602-4207
                                            312.372.1121      FAX 312.372.2098

                                            OFFICES IN CHICAGO
                                            AND WASHINGTON, D.C.




                                December 27, 2001



     As counsel for the Malachi Millenium Income Trust (the "Registrant"), we consent to the incorporation by reference of our opinion filed with the Registrant's registration statement on Form N-1A on December 6, 1999 (Securities Act file no. 33-85196).

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                             /s/ Bell, Boyd & Lloyd LLC
                                             Bell, Boyd & Lloyd LLC

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